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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 33-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870 and 333-103471) and the Registration Statements (Form S-3 Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 33-102603, 333-37034 and 333-101034) of International Business Machines Corporation and in the related Prospectuses of our report dated January 16, 2003, included in this Annual Report (Form 10-K) for the year ended December 31, 2002, with respect to the statement of assets and liabilities and statement of revenues and expenses of the Business Consulting Services Reporting Unit of International Business Machines Corporation (not included therein).

/s/ Ernst & Young LLP

New York, New York
March 10, 2003

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CONSENT OF INDEPENDENT AUDITORS